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                                EXHIBIT 10.3(a)

                     FIRST AMENDMENT TO ADVISORY AGREEMENT
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                     FIRST AMENDMENT TO ADVISORY AGREEMENT


  THIS AMENDMENT TO ADVISORY AGREEMENT ("Amendment"), dated as of the 1st day of June, 1998, is authorized and executed by WELLS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), and WELLS CAPITAL, INC., a Georgia corporation (the "Advisor").

                                 RECITALS
                                 --------

  WHEREAS, the Company and the Advisor entered into that certain Advisory Agreement dated as of January 30, 1998, whereby the Advisor agreed to perform certain services for the Company, subject to the supervision of the Board of Directors of the Company;

  WHEREAS, the Advisor and the Company believe that the amount of the fidelity bond required under Section 12 of the Advisory Agreement is unnecessarily high for the risk involved to the Company for the types of losses that may foreseeably result from the services performed by the Advisor for the Company;

  WHEREAS, the Advisor and the Company desire to reduce the amount of such fidelity bond requirement from $10,000,000 to $200,000; and

  WHEREAS, the Advisor and the Company desire to amend the Advisory Agreement to better reflect the understanding of the parties.

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereby agree, and the Advisory Agreement is hereby amended as follows:

  1. Section (12) of the Advisory Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

  "(12) FIDELITY BOND. The Advisor shall maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $200,000 per occurrence and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor."

  2. Except as expressly modified by this Amendment, the Advisory Agreement shall remain unaltered and in full force and effect.

  3. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.
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  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

                                        WELLS REAL ESTATE INVESTMENT
                                        TRUST, INC.
                                        A Maryland Corporation


                                        By: /s/ Brian M. Conlon
                                           ---------------------------------
                                           Brian M. Conlon
                                           Executive Vice President



                                        WELLS CAPITAL, INC.
                                        A Georgia Corporation


                                        By: /s/ Leo F. Wells, III
                                           ---------------------------------
                                           Leo F. Wells, III
                                           President